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                                                                   EXHIBIT 23.1

                         CONSENT OF ERNST & YOUNG LLP

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related joint proxy statement/prospectus of Front Range Himalaya Corporation for the registration of 47,749,311 shares of its common stock and to the incorporation by reference therein of our report dated September 19, 2002, with respect to the consolidated financial statements of Holly Corporation included in its Annual Report (Form 10-K) for the fiscal year ended July 31, 2002, filed with the Securities and Exchange Commission.

                                          /s/  ERNST & YOUNG LLP

Dallas, Texas
May 9, 2003